SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2004
Date of Report (Date of earliest event reported):

Corio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31003	77-0492528
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

959 Skyway Road, Suite 100
San Carlos, California    94070
(Address of principal executive offices including zip code)

650-232-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant's Certifying Accountants.

On July 28, 2004, KPMG LLP ("KPMG") advised the registrant, Corio, Inc. (the "Company"), that the firm will resign as the Company's auditors upon completion of its review of the interim financial information for the second quarter of 2004 and filing of the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004.

The Company's audit committee did not recommend a change in accountants and, as a result of the resignation, has begun a search for a new independent auditing firm.

The reports of KPMG on the Company's financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the December 31, 2003 and 2002 financial statements refers to a change in the method of accounting for goodwill and other acquired intangible assets in 2002.

In connection with the audits of the two most recent fiscal years ended December 31, 2003, and the subsequent interim period through July 28, 2004, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements.

During the Company's two most recent fiscal years ended December 31, 2003, and the subsequent interim period through July 28, 2004, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the audit committee and management that KPMG noted deficiencies related to the following: monitoring debt covenant compliance, absence of appropriate levels of accounting personnel, absence of appropriate review and approval of manual journal entries, and evidence of failure to reconcile bank statements in a timely manner. These deficiencies were considered to be "reportable conditions" under the standards established by the American Institute of Certified Public Accountants. The subject matter of these deficiencies was discussed with the chairman of the Company's audit committee and representatives of the Company's management on July 22, 2004, as were the proposed remedial actions. The Company has remedied all of the noted deficiencies except the absence of the appropriate levels of accounting personnel. With respect to personnel, the Company has recently hired three people in its finance organization and expects to issue offers of employment for at least two additional finance positions within the next two weeks. At the July 22, 2004 discussion with the chairman of the Company's audit committee and management, KPMG also stated that the noted deficiencies, individually and in the aggregate, did not, in their view, constitute a "material weakness" within the meaning of the standards established by the American Institute of Certified Public Accountants.

The Company has provided a copy of this Report to KPMG and requested that KPMG furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit 16*   -   Letter dated August 4, 2004 to Securities and Exchange Commission from KPMG LLP.

*    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2004

CORIO, INC.

By:	/s/ GEORGE KADIFA

George Kadifa, Chairman and Chief Executive Officer